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                                                                   EXHIBIT 10.54



                               AMENDMENT TO LEASE

         This Amendment is made and entered into as of September _, 2001 by and between Charles J. Van Heel ("Lessor") and Ivex Packaging Corporation ("Lessee"). This Amendment replaces the Amendment dated November 2, 1994 by and between Charles J. Van Heel and Ultra Pac, Inc.

                                    RECITALS:

         (Rl) On the 20th day of November 1994, Lessor and Lessee (Ultra Pac, Inc.) entered into a certain lease (the "Lease") for 55,600 square feet of space in certain premises commonly known as 22201 Industrial Boulevard, Rogers, Minnesota (the "Premises"). The parties hereby desire to amend the terms of the Lease.

         NOW, THEREFORE, in consideration of the. foregoing and the mutual covenants and agreements contained herein, Lessor and Lessee agree as follows:

         1. Purchase Option. Providing Lessee is not in default and providing that the Lease of the Premises has not terminated, Lessee shall have the option to purchase the Premises during years three (3) through fifteen (15) of the lease term or any extended lease term (the "Purchase Option"). The exercise of this Purchase Option shall be effective only if Lessee has exercised and closed a similar Purchase Option between the parties hereto for property located at 22101 Industrial Boulevard, Rogers, Minnesota. The parties hereby agree that if Lessee exercises the Purchase Option, the purchase price for the Premises shall be One Million Four Hundred Ninety Five Thousand and no/100 ($1,495,000.00) Dollars by cash or certified funds. To exercise the option, Lessee shall notify Lessor in writing of its intent to exercise the option to purchase. The closing date must occur prior to the end of the fifteenth (15th) year of the lease term. Lessor shall convey the premises at closing to Lessee free and clear of all encumbrances except those caused by Lessee and except any unpaid special assessments for improvements after the date of this Amendment. Subject to
Section 34 of the Lease, this option does not prevent Lessor from selling or exchanging the Premises with a third party provided that Lessor's successors shall be bound by the terms of this Purchase Option.

         2. Ratification. Except as specifically amended hereby, the Lease is fully ratified and affirmed by Lessor and Lessee.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the above date.

LESSOR:                                           LESSEE:

                                                  Ivex Packaging Corporation

-----------------------                           ---------------------------
Charles J. Van Heel                               By: G. Douglas Patterson
                                                  Its: Vice President
                                                  09/20/01


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                     FOURTH AMENDMENT AND EXTENSION TO LEASE


         THIS FOURTH AMENDMENT TO LEASE ("Amendment") is made as of October 15, 2001 by and between Rogers Plastics Center, LLC, a Minnesota limited liability company ("Lessor"), and Ivex Packaging Corp, a Delaware corporation ("Lessee").

                                    RECITALS

         1. Rogers Plastics Center, LLC is the successor in interest to Charles
J. Van Heel, as Lessor, and Ivex Packaging Corp. is the successor in interest to Ultra Pac, Inc., as Lessee, under that certain Lease Agreement made May 1, 1993 and dated May 28, 1993 ("Lease") by and between Lessor and Lessee for the office and warehouse building commonly known as 21925 Industrial Boulevard, Rogers, Minnesota ("Premises").

         2. The Lease contains as Exhibit 32.6.1 an Addendum to Lease dated July 23, 1991 that includes a purchase option in favor of Lessee ("Purchase Option").

         3. Lessor and Lessee agreed and acknowledged in the lease that the Premises contains 58,480 square feet.

         4. The Lease was amended by that certain Second Amendment to Lease dated November 2, 1994 to modify and change the Purchase Option and was again amended by that certain Third Amendment to Lease dated September 30, 1998. (The Lease as amended is referred to herein as the "Lease.")

         5. The initial term of the Lease is to expire December 31, 2001. The Lease provides that Lessee shall have the right to renew the term for three (3) years, and Lessee has notified Lessor that Lessee has elected to renew the Lease for three (3) years.

         6. Lessor and Lessee desire and intend to extend the term of the Lease and to modify the Purchase Option.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, Lessor and Lessee hereby agree to amend the Lease as follows:

         1. Recitals. The Recitals above are incorporated into this Amendment.

         2. Term. The term of the Lease is hereby renewed and extended such that the term shall expire January 31, 2010.

         3. Option to Renew. Lessee shall have the option to renew this Lease for an additional three (3) years ("Renewal Term") by giving Lessor no fewer than ninety (90) days written notice prior to expiration of the then existing term of the Lease, except that if Lessee is in default of this Lease as of the date of notice or as of the date of the expiration of the term ending January 31, 2010, such exercise of the option to renew shall not be in effect in Lessor's discretion. The Renewal Term shall commence February 1, 2010 and expire January 31, 2013.

         4. Rent. The rental for the eleventh year of the Lease through the expiration of the term, including the Renewal Term, shall be determined for each lease year in the same manner as rent is determined for the seventh through the

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tenth years of the Lease as provided in the Addendum to Lease dated July 1,
1991, except as provided by the Third Amendment to Lease, which shall remain in full force and effect.

         5. Purchase Option. The Purchase Option as provided in the Second Amendment to Lease is replaced and superseded in its entirety by the following:

            Purchase Option. Providing Lessee is not in default and providing that the Lease of the Premises has not terminated, Lessee shall have the option during the lease term or during any extension or renewal of the lease term to elect to purchase the Premises ("Purchase Option"). The exercise of the Purchase Option shall be effective only if Lessee has on or prior to the date Lessee elects to exercise the Purchase Option, also elected to exercise similar purchase options between Lessor and Lessee for the properties located at 22101 and 22201 Industrial Boulevard, Rogers, Minnesota ("Other Properties"). The parties hereby agree that if Lessee exercises the Purchase Option, the purchase price for the Premises shall be One Million Five Hundred Seventy One Thousand Nine Hundred Forty Two Dollars ($1,571,942.00) by cash or certified funds. To exercise the Purchase Option, Lessee shall notify Lessor in writing of its intent to exercise the Purchase Option no fewer than 180 days before the expiration date of the Lease term, or if Lessee has renewed the Lease, no fewer than 180 days before the expiration date of the Renewal Term. The closing date shall be the date the Lease is to otherwise to expire, or the date the Renewal Term is otherwise to expire, as the case may be, and shall be contingent upon Lessor and Lessee closing or having closed upon Lessee's purchase of the Other Properties. Lessor shall convey the Premises at closing to Lessee free and clear of all encumbrances except those caused by Lessee and except any unpaid special assessments for improvements after the date of this Amendment. Subject to Section 34 of the Lease, this option does not prevent Lessor from selling or exchanging the Premises with a third party, provided that Lessor's successors shall be bound by the terms of this Purchase Option.

         6. Affirmation of Lease. Except as modified herein, Lessor and Lessee reaffirm all the terms and conditions of the Lease.



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         IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first written above.

                                                LESSOR:

                                                Rogers Plastics Center, LLC,
                                                a Minnesota limited liability
                                                company

                                                By
                                                  ------------------------------
                                                  Charles J. Van Heel
                                                  Its President

                                                LESSEE:

                                                Ivex Packaging Corp., a Delaware
                                                corporation

                                                By
                                                  ------------------------------
                                                Name: G. Douglas Patterson
                                                Its:  Vice President